AMENDMENT NO. 10

TO

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF JANUARY 1, 1998

AND

EFFECTIVE JANUARY 13, 1998

As Amended

FOR

SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST

(“SPDR DJIA TRUST” OR, THE “TRUST”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR DJIA TRUST

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

STATE STREET GLOBAL ADVISORS TRUST COMPANY

AS TRUSTEE

DATED AS OF DECEMBER 19, 2025 AND TO BE EFFECTIVE SIMULTANEOUSLY WITH THE FILING OF POST-EFFECTIVE AMENDMENT NO. 32 TO THE TRUST’S REGISTRATION STATEMENT ON FORM S-6 ANTICIPATED TO BE MADE ON OR ABOUT FEBRUARY 24, 2026

This Amendment No. 10 (the “Amendment Agreement”) dated as of December 19, 2025 and to be effective simultaneously with the filing of Post-Effective Amendment No. 32 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about February 24, 2026, between PDR Services LLC, as sponsor (the “Sponsor”), and State Street Global Advisors Trust Company, as trustee (the “Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998 AND EFFECTIVE JANUARY 13, 1998 FOR SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST (“SPDR DJIA TRUST” OR, THE “TRUST”) AND SUBSEQUENT AND SIMILAR SERIES OF THE SPDR DJIA TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).

WITNESSETH THAT:

WHEREAS, the Sponsor and State Street Bank and Trust Company, the former Trustee, entered into the Standard Terms to facilitate the creation of the SPDR DJIA Trust; and

WHEREAS, the Trust is named SPDR® Dow Jones Industrial AverageSM ETF Trust; and

WHEREAS, upon the advice of State Street Global Advisors Funds Distributors, LLC (“SSGA FD”), which has entered into an agreement with the Sponsor, pursuant to which SSGA FD has agreed to market and promote the Trust, the Sponsor and the Trustee have determined to change the name of the Trust from “SPDR® Dow Jones Industrial AverageSM ETF Trust” to “State Street SPDR® Dow Jones Industrial AverageSM ETF Trust” to aid in the marketing and distribution of the Trust’s units and to make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below;

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. The name of the Trust shall be changed in the Standard Terms from “SPDR® Dow Jones Industrial AverageSM ETF Trust” to “State Street SPDR® Dow Jones Industrial AverageSM ETF Trust” in each instance that it appears.

2. The short form name of the Trust shall be changed in the Standard Terms from “SPDR DJIA Trust” to “State Street SPDR DJIA Trust” in each instance that it appears.

3. All references in the Standard Terms to “SPDR DJIA Trust” shall be replaced with “State Street SPDR DJIA Trust”.

4. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) through (3) of this Amendment Agreement are in regard to matters as will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

5. Pursuant to Section 10.01(b) of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

6. Except as amended hereby, the Standard Terms and any and all amendments thereto, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

7. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Standard Terms.

8. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:
	Name:	Timothy Reilly
Title:

ATTEST:
TITLE:

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:
Name:
Title:

ATTEST:
TITLE:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:
Name:
Title:

ATTEST:
TITLE:

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:
Name: MARK ALBERICI
Title: SENIOR MANAGING DIRECTOR

ATTEST:	Benjamin Donovan
TITLE:	Vice President, Compliance

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

On this 18 day of December in the year [2025], before me personally appeared Tim Reilly, to me known, who, being by me duly sworn, did depose and say that [he] is the Head of ETFs of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that [he] signed [his] name thereto by like authority.

Notary Public

(Notarial Seal)

KIM DIBDIN

NOTARY PUBLIC-STATE OF NEW YORK

No. 01D16413338

Qualified in New York County

My Commission Expires 01-25-2029

COMMONWEALTH OF MASSACHUSETTS )
ss.:
COUNTY OF SUFFOLK )

On this 18 day of December in the year [2025], before me personally appeared Mark Alberici, to me known, who, being by me duly sworn, did depose and say that [he] is Senior Managing Director of State Street Global Advisors Trust Company, the trust company described in and which executed the above instrument; and that [he] signed [he] name thereto by authority of the board of directors of said bank and trust company.

Notary Public

(Notarial Seal)	Benjamin Henry Donovan NOTARY PUBLIC Commonwealth of Massachusetts My Commission Expires September 21, 2029